EXHIBIT 99.1

                       PRESS RELEASE DATED MARCH 15, 2007



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                                  PRESS RELEASE

                            PATCH INTERNATIONAL INC.

March 15, 2007                                                      (OTCBB:PTCH)
                                                               (Frankfurt: PQGB)

      PATCH INTERNATIONAL INC. COMPLETES SALE OF CERTAIN ALBERTA OIL SANDS
            PROPERTIES AND CONVENTIONAL OIL AND NATURAL GAS ASSETS TO
                          GREAT NORTHERN OILSANDS INC.

Further to the news release of Patch International Inc. ("Patch") dated February 1, 2007, Patch and Great Northern Oilsands Inc. ("Great Northern") are pleased to announce that they have completed a transaction whereby Great Northern purchased Patch's interests in various oil sands assets and oil and natural gas properties in Western Canada for total cash and share consideration of approximately $3,000,000 (Cdn.) paid to Patch. The consideration paid consisted of $900,000 in cash and $2,100,000 by the issuance of 1,000,000 Rule 144 restricted shares of Great Northern having a deemed price of $2.10 per share.

FOR FURTHER INFORMATION PLEASE CONTACT:
David Lane
President and Chief Executive Officer
Great Northern Oilsands Inc.,
email: info@greatnorthernoilsands.ca

Investor Relations
Great Northern Oilsands Inc.
Email: info@greatnorthernoilsands.ca

Telephone (604) 646-5625
Facsimile (604) 688-1817

         Please  visit  Great  Northern  Oilsands  Inc.   corporate  website  at
www.greatnorthernoilsands.ca (under construction).

FOR FURTHER INFORMATION PLEASE CONTACT:
Michael S. Vandale
Patch International Inc., President and Chief Executive Officer
1-888-864-7372
email: mvandale@patchenergy.com.

Investor Relations
Patch International Inc.
1-888-864-7372
Email: info@patchinternational.com

Please visit Patch's corporate website at www.patchenergy.com.

NO REGULATORY AUTHORITY HAS PASSED UPON THE MERITS OF THE PROPOSED TRANSACTION AND HAS NOT APPROVED NOR DISAPPROVED THE CONTENTS OF THIS PRESS RELEASE.